Registration No. 333-132247

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
XATA Corporation
(Exact name of registrant as specified in its charter)

Minnesota (State of incorporation)	41-1641815 (LR.S. Employer Identification No.)

151 East Cliff Road, Suite 10, Burnsville, MN 55337
(Address of Principal Executive Offices) (Zip Code)

2002 Long Term Incentive and Stock Option Plan
(Full title of the plan)
With a copy to:
Mark E. Ties, CFO 151 East Cliff Road, Suite 10 Burnsville, MN 55337 Telephone: (952) 894-3680 (Name, address, and telephone number, including area code, of agent for service)	Janna R. Severance, Esq. Messerli & Kramer 1800 Fifth Street Towers 150 South Fifth Street Minneapolis, MN 55402-4218 Telephone: (612) 672-3709

PURPOSE
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Consent of Grant Thornton LLP
Form of Resale Prospectus

PURPOSE
     The purpose of this Post-Effective Amendment is to file as Exhibit 99.1 a form of resale prospectus to be used by certain affiliates of XATA Corporation for resale of shares acquired upon exercise of options issued under the 2002 Long-Term Incentive and Stock Option Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on July 13, 2006.

XATA CORPORATION
By /s/ Craig S. Fawcett
Craig S. Fawcett, Its Chairman and Chief
Executive Officer

POWER OF ATTORNEY
     The undersigned officers and directors of XATA Corporation hereby constitute and appoint Craig S. Fawcett and Mark E. Ties, or either of them, with power to act one without the other, our true and lawful attorney-in-act and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 12th of July, 2006.

Name	Title	Date

/s/ Craig S. Fawcett Craig S. Fawcett	Chairman and Chief Executive Officer (principal executive officer) and Director

/s/ Mark E. Ties Mark E. Ties	Chief Financial Officer (principal financial and accounting officer)

* Roger W. Kleppe	Director

* Stephen A. Lawrence	Director

* Charles R. Stamp, Jr.	Director

* Carl M. Fredericks	Director

*
Christopher P. Marshall	Director

* Executed by the undersigned as attorney-in-fact for the named signatory

/s/ Mark E. Ties

INDEX TO EXHIBITS
TO FORM S-8

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP

99.1	Form of Resale Prospectus